Exhibit 10.35

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment is effective as of December 31, 2010 and extends and amends an Employment Agreement among the employee listed on the signature page attached hereto (“Employee”) and Aveon Management L.L.C., a Delaware limited liability company (the “Company”) dated as of November 24, 2010 (the “Employment Agreement”).

RECITALS

WHEREAS, pursuant to the Employment Agreement, if a “Capitalization Transaction” (as defined in the Employment Agreement) has not closed on or prior to December 31, 2010, then the Employment Agreement is void and of no further force and effect; and

WHEREAS, in order to secure Employee’s further services, the parties desire to amend the Employment Agreement to extend the period during which a Capitalization Transaction may occur before the Employment Agreement becomes void and of no further force or effect.

NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Employee agree as follows:

1.    Effective December 31, 2010, Section IA. of the Employment Agreement is amended to replace December 31, 2010, each place it occurs therein with “February 15, 2011”.

2.    The Company and Employee hereby reaffirm all terms and conditions of the Employment Agreement not expressly amended herein and agree that such terms and conditions shall otherwise remain in place.

3.    The Employment Agreement, as amended by this Amendment, constitutes the entire agreement and understanding among the Company and Employee concerning the matters addressed by the Employment Agreement, and supersedes any and all previous agreements or understandings, whether written or oral, between or among the Company and Employee concerning the same. The Company and Employee agree and acknowledge that there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.

4.    This Amendment is effective December 31, 2010.

5.    This Amendment may be executed in two or more counterparts, all of which shall be deemed one and the same agreement and shall be deemed delivered by the Company and Employee when one or more counterparts have been signed by each of the Company and Employee.

6.    This amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws provisions or the conflict of laws provisions of any other jurisdiction which would cause the application of any law other than that of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, each party hereto has executed this Amendment as of December 31, 2010.

EMPLOYEE

/s/ William Park
William Park

AVEON MANAGEMENT L.L.C.

By:	/s/ John J. Hassett
Name: John J. Hassett
Title: President and Chief Executive Officer

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